UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 10, 2006 (March 9, 2006)

VERILINK CORPORATION
 (Exact name of registrant as specified in charter)

Delaware	000-28562	94-2857548
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11551 E. ARAPAHOE RD., SUITE 150
CENTENNIAL, CO 80112-3833
 (Address of principal executive offices / Zip Code)

303.968.3000
 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act.

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 14d—2(b) under the Exchange Act.

☐	Pre-commencement communications pursuant to Rule 13e—4(c) under the Exchange Act.

Section 1 – Registrant’s Business and Operations

Item 1.01.     Entry into a Material Definitive Agreement.

Consent, Amendment and Exchange Agreement

On March 9, 2006, Verilink Corporation (the “Company”) entered into a Consent, Amendment and Exchange Agreement (the “Exchange Agreement”) with each of the holders of its 6% senior secured convertible notes as previously amended (the “Existing Notes”), as described below.

Pursuant to each Exchange Agreement:

1.

Each of the holders of the Existing Notes waived its right to the special installment payments described in the Company’s Current Reports on Form 8-K dated February 6 and 7, 2006 with respect to the Company’s target working capital deficiency as of December 30, 2005.

2.

The Existing Notes were amended and restated in the form attached hereto as Exhibit 4.6 (the “Amended Notes”).  The Amended Notes generally contain the same terms and conditions as the Existing Notes, except as indicated below:

•	Interest. The interest rate was increased from 6% to 9% percent per annum.

•	Quarterly Installments. Scheduled quarterly installment payments, to be paid in cash, have been reduced to the lesser of:

•

the difference between (i) the product of (a) $500,000, multiplied by (b) the holder’s pro rata portion of notes issued, and (ii) 50% of the product of (x) any shares issued upon exercise of the holder’s optional interim conversion since the last scheduled installment payment, and (y) the applicable interim conversion price described below, and

•

the difference between (i) the product of (a) $500,000, multiplied by (b) the holder’s pro rata portion of notes issued, and (ii) 50% of the product of (x) any shares issued upon exercise of the holder’s optional interim conversion since the last scheduled installment payment, and (y) the applicable interim conversion price described below, and

•	the unpaid principal amount.

•	Conversion Price. The conversion price was reduced from $3.01 to $0.7826 per share of the Company’s common stock.

•

Required Interim Conversions.  During each 22 consecutive trading day period until the principal is no longer outstanding, each holder is obligated to convert its pro rata amount of a minimum of 100,000 shares of common stock at the applicable interim conversion price described below.  The holders’ obligation to convert a minimum of 100,000 shares is subject to the Company’s compliance with a number of conditions, including conditions relating to the registration and listing of the Company’s common stock (referred to herein as the “Equity Conditions”).

•

Optional Conversion Right.  During each 22 trading day period until the principal is no longer outstanding, each holder may convert up to a maximum of the greater of (i) its pro rata amount of 300,000 shares and (ii) 20% of the total number of shares traded over the previous 22 trading days, at the interim conversion price.

•

Interim Conversion Price.  The “interim conversion price” equals the lesser of (i) the conversion price, (ii) 92% of the volume weighted average price of the Company’s common stock for each of the 5 consecutive trading days ending one trading day prior to the date of the applicable conversion notice (as adjusted for any stock split, dividend, combination or similar transaction), and (iii) 96% of the volume weighted average price of the Company’s common stock for the trading day prior to the date of the applicable conversion notice. However, the interim conversion price shall not be lower than $0.5217 (as adjusted for any stock split, dividend, combination or similar transaction).

•

Prepayment.  The Company may prepay the Amended Notes at 105% of principal plus accrued and unpaid interest and late charges on 30 days prior written notice and provided that the Equity Conditions are satisfied from the date of notice to the date of prepayment.

	•	Target Working Capital. The target working capital amount as of the end of each fiscal quarter was reduced to the lesser of (i) $2,000,000 or (ii) the outstanding principal amount.

•

Anti-dilution Adjustment.  If the Company issues or sells any shares of common stock, or securities exercisable or convertible for common stock as payment of, or in exchange for, the $2.88 million principal amount of convertible promissory notes issued in connection with the Company’s acquisition of XEL Communications (the “XEL Notes”), then the conversion price of the Amended Notes shall be reduced to an amount equal to the price at which common stock was issued or is issuable with respect to the XEL Notes.

	•	Nasdaq Listing. Conditions referring to listing on the Nasdaq National Market were revised to include the Nasdaq National Market or the Nasdaq Capital Market, as the case may be.

3.

The warrants initially issued in connection with the Existing Notes as previously amended (the “Existing Warrants”) were amended and restated in the form attached hereto as Exhibit 10.17 (the “Amended Warrants”).  The Amended Warrants generally contain the same terms and conditions as the Existing Warrants, except as indicated below:

•

If the Company issues or sells any shares of its common stock, or securities exercisable or convertible for common stock as payment of, or in exchange for, the XEL Notes, then the exercise price of the Amended Warrants shall be reduced to an amount equal to the price at which common stock was issued or is issuable with respect to the XEL Notes.

	•	Conditions referring to listing on the Nasdaq National Market were revised to include the Nasdaq National Market or the Nasdaq Capital Market, as the case may be.

4.

As part of the amendment, restatement and exchange of the Existing Notes and Existing Warrants for the Amended Notes and Amended Warrants, the Company has also issued the holders warrants to purchase up to a total of an additional 900,000 shares of the Company’s common stock in the aggregate (the “Additional Warrants”) at an exercise price of $1.00 per share in the form attached hereto as Exhibit 10.18.  The Additional Warrants expire March 9, 2009.  Except as indicated above, the Additional Warrants generally contain the same terms and conditions as the Amended Warrants.

5.	The holders’ additional investment rights to purchase up to an additional $5 million principal amount of senior secured convertible notes were terminated.

6.

The Company has agreed to use its best efforts to file a registration statement with the Securities and Exchange Commission with respect to the common stock issuable with respect to the Amended Notes, Amended Warrants, and Additional Warrants within 30 days of the date of the Exchange Agreement.  If such registration statement is not filed within 60 days or not declared effective within 120 days of such date, the Company will be required to make registration delay payments under the registration rights agreement with the holders. In such event, the Company would be required to pay to each holder, on the date on which such failure occurs and each thirty day anniversary thereafter during which such failure is continuing, an amount in cash equal to one percent of the greater of (i) one-third of the aggregate purchase price of the securities or (ii) the purchase price only of such securities that cannot be sold as a result of such failure.

The foregoing is a summary of the material terms of the Exchange Agreement, the Amended Notes, the Amended Warrants and the Additional Warrants, and does not purport to be complete and is qualified in its entirety by reference to the full text of such documents, copies of which are attached hereto and incorporated herein by reference.

Amendment to Rights Plan

In connection with the transactions contemplated by the Exchange Agreement, on March 9, 2006, the Company entered into an Amendment No. 4 to Rights Agreement with American Stock Transfer and Trust Company, to provide that the Amended Notes, the Amended Warrants and the Additional Warrants will not be deemed “beneficially owned” by the holders for the purposes of the Company’s Rights Agreement, including the determination of whether or not a person has become an “acquiring person” under the Rights Agreement. Under the existing Rights Agreement, the Company’s board of directors has express authority to amend the Rights Agreement without stockholder approval, subject to certain limitations.

The foregoing is a summary of the terms of the Amendment No. 4 to Rights Agreement. Such summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment No. 4 to Rights Agreement, a copy of which is attached hereto and incorporated herein by reference.

Item 1.02  Termination of a Material Definitive Agreement.

On March 9, 2006, the additional investment rights of the holders of the Existing Notes to purchase up to an additional $5 million of the Company’s senior secured promissory notes were terminated in connection with the Exchange Agreements described above. See Item 1.01 and Item 3.02, the contents of which are incorporated herein by reference in their entirety.

Sheet Arrangement of a Registrant.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01 above, the contents of which are incorporated herein by reference in their entirety.

On March 9, 2006, the holders of (a) $5,306,059.95 aggregate principal amount of Existing Notes, (ii) Existing Warrants to purchase up to 830,563 shares of the Company’s common stock, and (x) additional investment rights to purchase up to an aggregate of $5,000,000 in principal amount of additional senior secured promissory notes and Existing Notes, exchanged such securities for (i) $5,306,059.95 in principal amount of Amended Notes, (ii) Amended Warrants to purchase up to 830,563 shares of the Company’s common stock, and (iii) Additional Warrants to purchase up to 900,000 shares of the Company’s common stock, as described in Item 1.01 above.  The Amended Notes are convertible, and the Amended Warrants and Additional Warrants are exercisable, for the Company’s common stock on the terms set forth in Item 1.01 above and Item 1.01 of the Company’s Form 8-K/A filed April 19, 2005, which is hereby incorporated by reference, except as modified by Section 1.01 above.

The Amended Notes, Amended Warrants, and Additional Warrants have not been registered under the Securities Act of 1933, or any state securities laws. The exchange was made in reliance on the exemption from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 3(a)(9) thereof.  In addition, the Company may also rely upon the exemption from the registration requirements of the Securities Act of 1933, as amended, by virtue of Section 4(2) thereof and Rule 506 of Regulation D promulgated thereunder.

The Company has agreed to file a registration statement for the resale of the shares of common stock issuable upon the conversion or exercise of such securities.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

4.2	Amendment No. 4 to the Rights Agreement dated as of March 9, 2006 by and between the Company and American Stock Transfer & Trust Company.

4.6	Form of Amended and Restated Senior Secured Convertible Note.

10.17	Form of Series A Warrant to Purchase Common Stock.

10.18	Form of Series B Warrant to Purchase Common Stock.

10.19	Form of Consent, Amendment and Exchange Agreement dated as of March 9, 2006 by and among the Company and the investor signatory thereto.

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

VERILINK CORPORATION
(Registrant)

Dated: March 10, 2006	By:	/s/ Timothy R. Anderson

Timothy R. Anderson
Vice President and Chief Financial Officer